Exhibit 99.1

News Release

JLL Reports Strong Fourth-Quarter and Full-Year Results
Record full-year revenue of $7.9 billion and fourth-quarter revenue of $2.5 billion, both up 17 percent
CHICAGO, February 7, 2018 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the full year and fourth quarter of 2017. For the year, diluted earnings per share2 were $5.55 and adjusted diluted earnings per share1 were $9.16; for the fourth quarter, diluted earnings per share2 were $1.71 and adjusted diluted earnings per share1 were $4.92.

•	Revenue up 17 percent to $2.5 billion for the quarter; fee revenue up 18 percent to $2.2 billion

–	Broad-based Real Estate Services revenue growth

–	Outstanding execution in capital markets and leasing in response to outsized client demand to close transactions by year-end

•	Fourth quarter margin expansion in Americas, Asia Pacific and LaSalle

–	Strong transactional revenue mix coupled with disciplined cost management

–	EMEA mixed results driven by strong transactional performance offset by Integral

–	LaSalle delivered solid advisory fees and equity earnings

•	Strong operating cash flows contributed to significant net debt reduction

–	Substantial leverage improvement driven by $547 million net debt reduction during the year
CEO Comment:
“Outstanding fourth-quarter 2017 performance contributed to record revenue and strong adjusted EBITDA and cash flows for the year,” said Christian Ulbrich, JLL CEO. "We achieved these results while making significant progress in 2017 on our ambitious data and technology agenda. With favorable economic conditions and healthy real estate fundamentals in most markets, we anticipate continued growth in 2018.”

Summary Financial Results	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions, except per share data)	2017	2016	2017	2016

Revenue	$2,535.5	$2,158.2	$7,932.4	$6,803.8
Fee Revenue[1]	2,178.9	1,849.0	6,696.1	5,756.8
Net Income Attributable to Common Shareholders[2]	78.2	165.3	253.8	317.8
Adjusted Net Income Attributable to Common Shareholders[1]	225.6	180.2	419.1	370.0

Diluted Earnings per Share[2]	$1.71	$3.62	$5.55	$6.98
Adjusted Diluted Earnings per Share[1]	$4.92	$3.95	$9.16	$8.13

Adjusted EBITDA[1]	$360	$286	$760	$658
Adjusted EBITDA, Real Estate Services	335	266	659	542
Adjusted EBITDA, LaSalle	25	20	101	116

Cash Provided by Operating Activities	$493.5	366.4	$789.2	214.5
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
(2) The 2017 periods reflect $141.3 million of additional tax expense related to new U.S. tax legislation; refer to page 4.

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JLL Reports Strong Fourth-Quarter 2017 - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$704.0	$575.3	22%	20%
Capital Markets & Hotels	436.5	341.5	28	23
Capital Markets & Hotels Fee Revenue[1]	432.0	320.3	35	29
Property & Facility Management	665.9	603.3	10	7
Property & Facility Management Fee Revenue[1]	495.4	469.2	6	3
Project & Development Services	413.7	351.8	18	12
Project & Development Services Fee Revenue[1]	232.1	197.9	17	14
Advisory, Consulting and Other	223.2	186.3	20	15
Real Estate Services (“RES”) revenue	$2,443.3	$2,058.2	19%	15%
LaSalle	92.2	100.0	(8)	(11)
Total revenue	$2,535.5	$2,158.2	17%	14%
Gross contract costs	(352.0)	(288.0)	22	16
Net non-cash MSR and mortgage banking derivative activity	(4.6)	(21.2)	(78)	(78)
Total fee revenue[1]	$2,178.9	$1,849.0	18%	14%
RES fee revenue	$2,086.7	$1,749.0	19%	16%
Operating income	$292.2	$226.3	29%	24%
Equity earnings	$11.7	$6.1	92%	92%
Adjusted EBITDA[1]	$360.0	$285.8	26%	22%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter 2017 - Page 3

Consolidated ($ in millions, “LC” = local currency)	Year Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$2,023.3	$1,759.2	15%	15%
Capital Markets & Hotels	1,138.7	972.1	17	16
Capital Markets & Hotels Fee Revenue[1]	1,123.1	948.6	18	18
Property & Facility Management	2,381.9	1,902.5	25	27
Property & Facility Management Fee Revenue[1]	1,762.5	1,434.0	23	25
Project & Development Services	1,348.7	1,195.2	13	12
Project & Development Services Fee Revenue[1]	747.4	640.2	17	16
Advisory, Consulting and Other	684.5	567.0	21	20
RES revenue	$7,577.1	$6,396.0	18%	18%
LaSalle	355.3	407.8	(13)	(12)
Total revenue	$7,932.4	$6,803.8	17%	17%
Gross contract costs	(1,220.6)	(1,023.5)	19	19
Net non-cash MSR and mortgage banking derivative activity	(15.7)	(23.5)	(33)	(33)
Total fee revenue[1]	$6,696.1	$5,756.8	16%	16%
RES fee revenue	$6,340.8	$5,349.0	19%	19%
Operating income	$536.9	$440.6	22%	17%
Equity earnings	$44.4	$33.8	31%	31%
Adjusted EBITDA[1]	$760.0	$657.9	16%	13%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Consolidated 2017 Performance Highlights:

•
Consolidated revenue for the year was $7.9 billion and consolidated fee revenue was $6.7 billion, both records that represent annual increases of 17 percent and 16 percent, respectively. Annual RES revenue growth reflects double-digit expansion across all three segments. Organic growth accounted for approximately 65 percent of the RES fee revenue increase. For the fourth quarter, consolidated revenue was $2.5 billion and consolidated fee revenue was $2.2 billion, both increases of 14 percent against the prior-year quarter.

•
For the full year, consolidated operating expenses were $7.4 billion and consolidated fee-based operating expenses[1], excluding restructuring and acquisition charges, were $6.1 billion, both an increase of 17 percent over the prior-year quarter. The increase in expenses reflects revenue growth and continued increases to investments in data, technology and people. Consolidated operating expenses for the fourth quarter were $2.2 billion, up 13 percent, and consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.9 billion, an increase of 13 percent compared with 2016.

•
LaSalle performance reflects lower incentive and transaction fees as anticipated, down $57.3 million year over year (down $17.3 million from the prior-year quarter). LaSalle results also reflect solid advisory fees and notable equity earnings, led by net valuation increases across the co-investment portfolio.

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JLL Reports Strong Fourth-Quarter 2017 - Page 4

•
Net income attributable to common shareholders for the year was $253.8 million, compared with $317.8 million last year, and adjusted EBITDA increased 13 percent year over year to $760.0 million. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 11.4 percent for the year (11.1 percent in local currency), compared with 11.4 percent in 2016. For the fourth quarter, net income attributable to common shareholders was $78.2 million, compared with $165.3 million last year, and adjusted EBITDA increased 22 percent to $360.0 million. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 16.5 percent in USD and local currency for the quarter, compared with 15.5 percent last year.

◦
The consolidated results reflect strong performance in Americas and Asia Pacific with notable contributions from transactional businesses, partially offset by weak performance of Integral and lower LaSalle incentive and transaction fees.

◦
Net income for both the fourth quarter and year-to-date reflected additional income tax expense of $141.3 million. This amount represents the Company's provisional estimate of the transition tax on deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. deferred tax assets ("DTA") in response to the enactment of the Tax Cuts and Jobs Act in December 2017. The impact on diluted earnings per share was $3.09, with no impact to adjusted diluted earnings per share.

◦
Diluted earnings per share were $5.55 for the year, compared with $6.98 in 2016, and adjusted diluted earnings per share were $9.16, up from $8.13 last year. For the fourth quarter, diluted earnings per share were $1.71, compared with $3.62 last year, and adjusted diluted earnings per share were $4.92, compared with $3.95 in the fourth quarter of 2016.

Balance Sheet and Net Interest Expense:

•
Total net debt was $586.2 million as of December 31, 2017, a decrease of $426.6 million from last quarter and $547.2 million from December 31, 2016, reflecting business performance and improvements in working capital management.

•
Net interest expense for the year was $56.2 million, an increase from $45.3 million for 2016. The increase in annual net interest expense was primarily due to a higher effective interest rate on debt. For the fourth quarter, net interest expense was $13.6 million, up from $13.1 million in the fourth quarter of 2016. The reduction in outstanding borrowings for the quarter substantially offset the increase in the effective interest rate.

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JLL Reports Strong Fourth-Quarter 2017 - Page 5

Business Segment Performance Highlights

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$481.1	$390.7	23%	23%
Capital Markets & Hotels	153.2	145.0	6	5
Capital Markets & Hotels Fee Revenue[1]	148.7	123.8	20	20
Property & Facility Management	212.5	216.9	(2)	(2)
Property & Facility Management Fee Revenue[1]	172.4	170.6	1	1
Project & Development Services	123.0	106.3	16	16
Project & Development Services Fee Revenue[1]	117.3	105.4	11	11
Advisory, Consulting and Other	73.4	59.5	23	23
Total revenue	$1,043.2	$918.4	14%	13%
Gross contract costs	(45.7)	(47.2)	(3)	(3)
Net non-cash MSR and mortgage banking derivative activity	(4.6)	(21.2)	(78)	(78)
Total fee revenue[1]	$992.9	$850.0	17%	17%
Operating income	$155.4	$123.0	26%	26%
Equity (losses) earnings	$(0.7)	$0.5	n.m.	n.m.
Adjusted EBITDA[1]	$175.2	$127.9	37%	37%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter 2017 - Page 6

Americas Real Estate Services ($ in millions, “LC” = local currency)	Year Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$1,484.2	$1,275.0	16%	16%
Capital Markets & Hotels	471.3	427.3	10	10
Capital Markets & Hotels Fee Revenue[1]	455.7	403.8	13	13
Property & Facility Management	748.8	745.7	—	—
Property & Facility Management Fee Revenue[1]	594.2	571.5	4	4
Project & Development Services	408.7	349.3	17	17
Project & Development Services Fee Revenue[1]	386.1	331.5	16	16
Advisory, Consulting and Other	241.5	168.6	43	43
Total revenue	$3,354.5	$2,965.9	13%	13%
Gross contract costs	(177.1)	(192.0)	(8)	(7)
Net non-cash MSR and mortgage banking derivative activity	(15.7)	(23.5)	(33)%	(33)%
Total fee revenue[1]	$3,161.7	$2,750.4	15%	15%
Operating income	$341.3	$269.9	26%	26%
Equity (losses) earnings	$(0.2)	$1.3	n.m.	n.m.
Adjusted EBITDA[1]	$421.1	$330.9	27%	27%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Americas 2017 Performance Highlights:

•
For the year, revenue was $3.4 billion and fee revenue was $3.2 billion, representing year-over-year increases of 13 percent and 15 percent, respectively. The growth was led by strong U.S. Leasing performance in favorable market conditions, specifically in the Northwest, Midwest, New York and Atlanta markets. Advisory, Consulting and Other reflected incremental contributions from Technology Solutions and the recently acquired U.S. valuations platform. Project & Development Services was driven by expansion of existing client mandates and new wins, while Capital Markets & Hotels reflects growth in multifamily originations and servicing as well as hotels investment sales activity. Revenue and fee revenue for the fourth quarter increased 13 percent to $1,043.2 million and 17 percent to $992.9 million, respectively, over the prior-year quarter.

•
Operating expenses were $3.0 billion for the year, up 12 percent against 2016; fee-based operating expenses, excluding restructuring and acquisition charges, were $2.8 billion for 2017, up 13 percent from the prior year. For the fourth quarter, operating expenses were $887.8 million, up 11 percent from 2016, and fee-based operating expenses, excluding restructuring and acquisition charges, were $842.1 million, up 12 percent over 2016. These increases correlated with the growth in revenue.

•
Compared with full-year 2016, operating income increased 26 percent to $341.3 million and Adjusted EBITDA increased 27 percent to $421.1 million. Adjusted EBITDA margin, calculated on a fee-revenue basis, improved to 13.3 percent in USD and local currency for the year, compared with 12.0 percent for 2016. The increase in profitability was driven by strong transactional business performance augmented by management initiatives to contain controllable expenses. For the fourth quarter, operating income was $155.4 million, up 26 percent from last year, and adjusted EBITDA was $175.2 million, an increase of 37 percent from 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, improved to 17.6 percent in USD for the quarter (17.7 percent in local currency), compared with 15.0 percent last year.

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JLL Reports Strong Fourth-Quarter 2017 - Page 7

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$116.5	$97.3	20%	10%
Capital Markets & Hotels	200.9	141.5	42	31
Property & Facility Management	227.8	203.5	12	5
Property & Facility Management Fee Revenue[1]	176.8	167.1	6	(1)
Project & Development Services	218.7	181.1	21	11
Project & Development Services Fee Revenue[1]	80.4	61.5	31	21
Advisory, Consulting and Other	95.0	80.7	18	9
Total revenue	$858.9	$704.1	22%	13%
Gross contract costs	(189.3)	(156.0)	21	12
Total fee revenue[1]	$669.6	$548.1	22%	13%
Operating income	$72.2	$68.5	5%	(6)%
Equity earnings	$0.3	$—	100%	100%
Adjusted EBITDA[1]	$84.1	$80.3	5%	(6)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter 2017 - Page 8

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Year Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$300.9	$268.6	12%	11%
Capital Markets & Hotels	467.4	386.9	21	19
Property & Facility Management	856.3	517.5	65	73
Property & Facility Management Fee Revenue[1]	656.3	405.6	62	69
Project & Development Services	690.4	659.1	5	3
Project & Development Services Fee Revenue[1]	236.4	207.7	14	13
Advisory, Consulting and Other	271.0	245.4	10	10
Total revenue	$2,586.0	$2,077.5	24%	25%
Gross contract costs	(654.0)	(563.3)	16	17
Total fee revenue[1]	$1,932.0	$1,514.2	28%	29%
Operating income	$54.0	$67.4	(20)%	(42)%
Equity earnings (losses)	$0.3	$(0.1)	n.m.	n.m.
Adjusted EBITDA[1]	$98.9	$104.4	(5)%	(18)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA 2017 Performance Highlights:

•
EMEA revenue for the year was $2.6 billion, an increase of 25 percent, and fee revenue for the year was $1.9 billion, an increase of 29 percent, compared with 2016. Revenue expansion included the August 2016 acquisition of Integral UK Ltd. (“Integral”), reflected in Property & Facility Management, as well as strong Capital Markets & Hotels performance in the UK, Germany and Switzerland. For the fourth quarter, revenue was $858.9 million and fee revenue was $669.6 million, both reflecting increases of 13 percent from the fourth quarter of 2016.

•
For the year, operating expenses increased 28 percent to $2.5 billion, and fee-based operating expenses, excluding restructuring and acquisition charges, increased 32 percent to $1.9 billion, compared with 2016. Integral drove 65 percent of the increase to fee-based operating expenses with the balance attributable to revenue growth and continued increases to investments in data, technology and people. For the fourth quarter, operating expenses increased 15 percent to $786.7 million, and fee-based operating expenses, excluding restructuring and acquisition charges, increased 16 percent to $597.4 million, compared with the prior-year quarter.

•
Operating income for the year was $54.0 million, a decrease of 42 percent from 2016, and adjusted EBITDA was $98.9 million, a decrease of 18 percent. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 5.1 percent in USD for the year (4.4 percent in local currency), compared with 6.9 percent in 2016. Strong transactional business performance in the UK and Continental Europe was offset by Integral, reflecting (i) the margin dilutive impact from the August 2016 acquisition date, (ii) over $20 million of contract losses, nearly $15 million from now-terminated contracts, and (iii) investments and continued integration spend.

For the fourth quarter, operating income was $72.2 million and adjusted EBITDA was $84.1 million, both a decrease of 6 percent compared with the prior year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 12.6 percent in USD for the quarter (12.2 percent in local currency), compared with 14.6 percent last year.

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JLL Reports Strong Fourth-Quarter 2017 - Page 9

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$106.4	$87.3	22%	18%
Capital Markets & Hotels	82.4	55.0	50	47
Property & Facility Management	225.6	182.9	23	21
Property & Facility Management Fee Revenue[1]	146.2	131.5	11	9
Project & Development Services	72.0	64.4	12	9
Project & Development Services Fee Revenue[1]	34.4	31.0	11	8
Advisory, Consulting and Other	54.8	46.1	19	16
Total revenue	$541.2	$435.7	24%	21%
Gross contract costs	(117.0)	(84.8)	38	35
Total fee revenue[1]	$424.2	$350.9	21%	18%
Operating income	$68.6	$52.6	30%	26%
Equity earnings	$0.9	$0.6	50%	30%
Adjusted EBITDA[1]	$75.7	$58.0	31%	26%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter 2017 - Page 10

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Year Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Leasing	$238.2	$215.6	10%	9%
Capital Markets & Hotels	200.0	157.9	27	26
Property & Facility Management	776.8	639.3	22	20
Property & Facility Management Fee Revenue[1]	512.0	456.9	12	11
Project & Development Services	249.6	186.8	34	33
Project & Development Services Fee Revenue[1]	124.9	101.0	24	23
Advisory, Consulting and Other	172.0	153.0	12	11
Total revenue	$1,636.6	$1,352.6	21%	20%
Gross contract costs	(389.5)	(268.2)	45	44
Total fee revenue[1]	$1,247.1	$1,084.4	15%	14%
Operating income	$114.6	$88.1	30%	26%
Equity earnings	$3.2	$1.1	n.m.	n.m.
Adjusted EBITDA[1]	$139.7	$106.5	31%	28%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific 2017 Performance Highlights:

•
For the year, Asia Pacific revenue was $1.6 billion and fee revenue was $1.2 billion, increases of 20 percent and 14 percent, respectively, over 2016. Growth across all service lines was led by Property & Facility Management, driven by organic expansion. Capital Markets & Hotels revenue increased 26 percent with notable contributions from large transactions in Japan. Project & Development Services fee revenue increased 23 percent, reflecting both organic and acquisition-related growth. Geographically, the increase in 2017 fee revenue was led by Greater China, Australia, India and Japan. For the fourth quarter, revenue was $541.2 million and fee revenue was $424.2 million, increases of 21 percent and 18 percent, respectively, from the fourth quarter of 2016.

•
For the full year, operating expenses were $1.5 billion and fee-based operating expenses, excluding restructuring and acquisition charges, were $1.1 billion, up 19 percent and 13 percent compared with 2016; these changes correlated with the revenue growth. For the fourth quarter, operating expenses were $472.6 million and fee-based operating expenses, excluding restructuring and acquisition charges, were $355.6 million, increases of 21 percent and 17 percent from the prior-year quarter.

•
Operating income for the year increased 26 percent to $114.6 million compared with 2016, and adjusted EBITDA increased 28 percent to $139.7 million. Adjusted EBITDA margin, calculated on a fee-revenue basis, improved to 11.2 percent in USD for the year (11.0 percent in local currency), compared with 9.8 percent in 2016. For the fourth quarter, operating income was $68.6 million and adjusted EBITDA was $75.7 million, both increases of 26 percent compared with 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, improved to 17.8 percent in USD for the quarter (17.7 percent in local currency), compared with 16.5 percent last year. The increase in the year-to-date and quarter-to-date Adjusted EBITDA margins reflected robust organic growth, revenue contributions from higher margin transactional businesses and strong cost management discipline.

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JLL Reports Strong Fourth-Quarter 2017 - Page 11

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Advisory Fees	$75.3	$65.8	14%	11%
Transaction Fees & Other	8.5	10.3	(17)	(21)
Incentive Fees	8.4	23.9	(65)	(66)
Total revenue	$92.2	$100.0	(8)%	(11)%
Operating income	$13.4	$14.8	(9)%	(14)%
Equity earnings	$11.2	$5.0	n.m.	n.m.
Adjusted EBITDA[1]	$25.2	$19.8	27%	23%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

LaSalle ($ in millions, “LC” = local currency)	Year Ended December 31,		% Change in USD	% Change in LC
	2017	2016
Advisory Fees	$265.6	$260.8	2%	3%
Transaction Fees & Other	32.8	51.1	(36)	(36)
Incentive Fees	56.9	95.9	(41)	(40)
Total revenue	$355.3	$407.8	(13)%	(12)%
Operating income	$57.7	$83.7	(31)%	(30)%
Equity earnings	$41.1	$31.5	30%	30%
Adjusted EBITDA[1]	$100.7	$116.4	(13)%	(13)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

LaSalle 2017 Performance Highlights:

•
Revenue for the year declined 12 percent (11 percent for the quarter) from 2016, driven by lower incentive fees as anticipated. Prior-year incentive fees were primarily earned on opportunistic dispositions of real estate assets. The increase in fourth quarter advisory fees reflects approximately $7 million of catch-up advisory fees earned as a result of new equity commitments in established funds.

•	Equity earnings increased 30 percent from 2016 to $41.1 million for the full year. Both years were primarily driven by net valuation increases for investments in Europe and Asia.

•
Operating expenses for the year were $297.6 million, down 8 percent from 2016. Operating expenses for the fourth quarter were $78.8 million, down 10 percent from last year. The declines reflect lower variable compensation expense as a result of the decrease in incentive fees.

•
Operating income for the year was $57.7 million, a decrease of 30 percent compared with 2016, and adjusted EBITDA was $100.7 million, a decrease of 13 percent compared with last year. Adjusted EBITDA margin was largely flat at 28.3 percent in USD and local currency for the full year, compared with 28.5 percent last year. For the fourth quarter, operating income was $13.4 million, down 14 percent from 2016. Adjusted EBITDA increased 23 percent from the fourth quarter of 2016 to $25.2 million, driven by the higher equity earnings. Adjusted EBITDA margin increased to 27.3 percent in USD and local currency for the quarter, from 19.8 percent in 2016.

•
Assets under management were $58.1 billion as of December 31, 2017, a decrease of 3 percent in USD (5 percent in local currency) from $60.1 billion as of December 31, 2016. The net decrease in assets under management during the year resulted from $13.1 billion of dispositions and withdrawals, partially offset by $6.8 billion of acquisitions, $3.4 billion of net valuation increases and $0.9 billion of foreign currency increases.

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JLL Reports Strong Fourth-Quarter 2017 - Page 12

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. A Fortune 500 company, JLL helps real estate owners, occupiers and investors achieve their business ambitions. In 2017, JLL had revenue of $7.9 billion and fee revenue of $6.7 billion; managed 4.6 billion square feet, or 423 million square meters; and completed investment sales, acquisitions and finance transactions of approximately $170 billion. At the end of 2017, JLL had nearly 300 corporate offices, operations in over 80 countries and a global workforce of 82,000. As of December 31, 2017, LaSalle had $58.1 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

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Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts, and investment professionals on Wednesday, February 7, 2018, at 9:00 a.m. Eastern. Please use the following webcast link:
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

https://engage.vevent.com/rt/joneslanglasalleincorporated~020718	■ United States callers: ■ International callers: ■ Passcode:	+1 844 231 9804 +1 402 858 7998 6791418

Supplemental Information	Audio Replay
Supplemental information regarding the fourth quarter 2017 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on JLL's website: ir.jll.com.
If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, and other reports filed with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,

(in millions, except share and per share data)	2017	2016	2017	2016

Revenue	$2,535.5	$2,158.2	$7,932.4	$6,803.8

Operating expenses:
Compensation and benefits	1,425.6	1,232.7	4,572.2	3,983.1
Operating, administrative and other	755.4	623.3	2,625.4	2,169.8
Depreciation and amortization	44.9	43.3	167.2	141.8
Restructuring and acquisition charges[5]	17.4	32.6	30.7	68.5
Total operating expenses	2,243.3	1,931.9	7,395.5	6,363.2

Operating income	292.2	226.3	536.9	440.6

Interest expense, net of interest income	13.6	13.1	56.2	45.3
Equity earnings from real estate ventures	11.7	6.1	44.4	33.8
Other income	—	—	—	13.3

Income before income taxes and noncontrolling interest	290.3	219.3	525.1	442.4
Provision for income taxes	210.5	52.7	267.8	108.0
Net income	79.8	166.6	257.3	334.4

Net income attributable to noncontrolling interest	1.4	1.1	3.1	16.2
Net income attributable to the company	$78.4	$165.5	$254.2	$318.2

Dividends on unvested common stock, net of tax benefit	0.2	0.2	0.4	0.4
Net income attributable to common shareholders	$78.2	$165.3	$253.8	$317.8

Basic earnings per common share	$1.73	$3.66	$5.60	$7.04
Basic weighted average shares outstanding (in 000's)	45,369	45,210	45,316	45,154

Diluted earnings per common share	$1.71	$3.62	$5.55	$6.98
Diluted weighted average shares outstanding (in 000's)	45,877	45,642	45,758	45,528

EBITDA attributable to common shareholders[1]	$347.2	$274.4	$745.0	$612.9

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,

(in millions)	2017	2016	2017	2016
REAL ESTATE SERVICES

AMERICAS
Revenue	$1,043.2	$918.4	$3,354.5	$2,965.9
Gross contract costs[1]	(45.7)	(47.2)	(177.1)	(192.0)
Net non-cash MSR and mortgage banking derivative activity[1]	(4.6)	(21.2)	(15.7)	(23.5)
Total fee revenue	992.9	850.0	3,161.7	2,750.4

Operating expenses:
Compensation, operating and administrative expenses	861.7	769.5	2,915.7	2,611.7
Depreciation and amortization	26.1	25.9	97.5	84.3
Total segment operating expenses	887.8	795.4	3,013.2	2,696.0
Gross contract costs[1]	(45.7)	(47.2)	(177.1)	(192.0)
Total fee-based segment operating expenses	842.1	748.2	2,836.1	2,504.0

Segment operating income	$155.4	$123.0	$341.3	$269.9
Equity (losses) earnings	(0.7)	0.5	(0.2)	1.3
Total segment income	$154.7	$123.5	$341.1	$271.2

Adjusted operating income[1]	$154.3	$105.0	$339.4	$257.3

Adjusted EBITDA[1]	$175.2	$127.9	$421.1	$330.9

EMEA
Revenue	$858.9	$704.1	$2,586.0	$2,077.5
Gross contract costs[1]	(189.3)	(156.0)	(654.0)	(563.3)
Total fee revenue	669.6	548.1	1,932.0	1,514.2

Operating expenses:
Compensation, operating and administrative expenses	775.1	623.8	2,487.4	1,972.7
Depreciation and amortization	11.6	11.8	44.6	37.4
Total segment operating expenses	786.7	635.6	2,532.0	2,010.1
Gross contract costs[1]	(189.3)	(156.0)	(654.0)	(563.3)
Total fee-based segment operating expenses	597.4	479.6	1,878.0	1,446.8

Segment operating income	$72.2	$68.5	$54.0	$67.4
Equity earnings (losses)	0.3	—	0.3	(0.1)
Total segment income	$72.5	$68.5	$54.3	$67.3

Adjusted operating income[1]	$75.8	$72.5	$68.8	$78.4

Adjusted EBITDA[1]	$84.1	$80.3	$98.9	$104.4

	Three Months Ended December 31,		Year Ended December 31,

(in millions)	2017	2016	2017	2016
ASIA PACIFIC
Revenue	$541.2	$435.7	$1,636.6	$1,352.6
Gross contract costs[1]	(117.0)	(84.8)	(389.5)	(268.2)
Total fee revenue	424.2	350.9	1,247.1	1,084.4

Operating expenses:
Compensation, operating and administrative expenses	466.2	378.2	1,499.9	1,247.2
Depreciation and amortization	6.4	4.9	22.1	17.3
Total segment operating expenses	472.6	383.1	1,522.0	1,264.5
Gross contract costs[1]	(117.0)	(84.8)	(389.5)	(268.2)
Total fee-based segment operating expenses	355.6	298.3	1,132.5	996.3

Segment operating income	$68.6	$52.6	$114.6	$88.1
Equity earnings	0.9	0.6	3.2	1.1
Total segment income	$69.5	$53.2	$117.8	$89.2

Adjusted operating income[1]	$69.4	$53.6	$117.2	$90.4

Adjusted EBITDA[1]	$75.7	$58.0	$139.7	$106.5

LASALLE INVESTMENT MANAGEMENT
Revenue	$92.2	$100.0	$355.3	$407.8

Operating expenses:
Compensation, operating and administrative expenses	78.0	84.5	294.6	321.3
Depreciation and amortization	0.8	0.7	3.0	2.8
Total segment operating expenses	78.8	85.2	297.6	324.1

Segment operating income	$13.4	$14.8	$57.7	$83.7
Equity earnings	11.2	5.0	41.1	31.5
Total segment income	$24.6	$19.8	$98.8	$115.2

Adjusted operating income[1]	$13.4	$14.8	$57.7	$83.7

Adjusted EBITDA[1]	$25.2	$19.8	$100.7	$116.4

SEGMENT RECONCILING ITEMS
Total fee revenue	$2,178.9	$1,849.0	$6,696.1	$5,756.8
Gross contracts costs[1]	352.0	288.0	1,220.6	1,023.5
Net non-cash MSR and mortgage banking derivative activity[1]	4.6	21.2	15.7	23.5
Total revenue	$2,535.5	$2,158.2	$7,932.4	$6,803.8
Total segment operating expenses before restructuring and acquisition charges	2,225.9	1,899.3	7,364.8	6,294.7
Total segment operating income	$309.6	$258.9	$567.6	$509.1
Restructuring and acquisition charges[5]	17.4	32.6	30.7	68.5
Operating income	$292.2	$226.3	$536.9	$440.6

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	December 31,	December 31,
(in millions, except share and per share data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$268.0	$258.5
Trade receivables, net of allowances	2,118.1	1,870.6
Notes and other receivables	393.6	326.7
Warehouse receivables	317.5	600.8
Prepaid expenses	95.6	81.7
Other	162.1	161.4
Total current assets	3,354.9	3,299.7

Property and equipment, net of accumulated depreciation	543.9	501.0
Goodwill	2,709.3	2,579.3
Identified intangibles, net of accumulated amortization	305.0	295.0
Investments in real estate ventures	376.2	355.4
Long-term receivables	168.6	176.4
Deferred tax assets, net	229.1	180.9
Deferred compensation plans	229.7	173.0
Other	97.8	68.7
Total assets	$8,014.5	$7,629.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,011.6	$846.2
Accrued compensation	1,309.0	1,064.7
Short-term borrowings	77.4	89.5
Deferred income	158.9	129.8
Deferred business acquisition obligations	30.5	28.6
Short-term earn-out liabilities	49.6	23.8
Warehouse facility	309.2	580.1
Other	263.8	203.6
Total current liabilities	3,210.0	2,966.3

Noncurrent liabilities:
Credit facility, net of debt issuance costs (a)	(15.3)	905.4
Long-term debt, net of debt issuance costs	690.6	272.7
Deferred tax liabilities, net	23.9	21.5
Deferred compensation	259.0	201.1
Deferred business acquisition obligations	51.4	73.8
Long-term earn-out liabilities	177.5	205.8
Other	332.3	161.3
Total liabilities	$4,729.4	$4,807.9
(a) - As there was no outstanding balance on the Credit facility as of December 31, 2017, the negative liability reflects unamortized debt issuance costs.

	December 31,	December 31,
(in millions, except share and per share data)	2017	2016

Redeemable noncontrolling interest	$3.8	$6.8

Company shareholders' equity:
Common stock, $0.01 par value per share,100,000,000 shares authorized; 45,373,817 and 45,213,832 shares issued and outstanding as of December 31, 2017 and 2016, respectively	0.5	0.5
Additional paid-in capital	1,037.6	1,013.3
Retained earnings	2,552.8	2,333.0
Shares held in trust	(5.9)	(6.0)
Accumulated other comprehensive loss	(341.8)	(551.1)
Total company shareholders' equity	3,243.2	2,789.7

Noncontrolling interest	38.1	25.0
Total equity	3,281.3	2,814.7

Total liabilities and equity	$8,014.5	$7,629.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Year Ended
	December 31,
(in millions)	2017	2016

Cash provided by operating activities	$789.2	$214.5

Cash used in investing activities	(166.7)	(802.0)

Cash (used in) provided by financing activities	(623.5)	636.4

Effect of currency exchange rate changes on cash and cash equivalents	10.5	(7.0)

Net change in cash and cash equivalents	$9.5	$41.9

Cash and cash equivalents, beginning of period	258.5	216.6

Cash and cash equivalents, end of period	$268.0	$258.5

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted operating income,

(iii)	Adjusted EBITDA and Adjusted EBITDA margin,

(iv)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(v)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investment, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs
Consistent with GAAP, certain vendor and subcontractor costs (“gross contract costs”) which the company manages on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in Revenue and Operating expenses. The company generally earns little to no margin on the reimbursement of gross contract costs, obtaining reimbursement only for costs incurred. Excluding gross contract costs from both Revenue and Operating expenses more accurately reflects how the company manages its expense base and operating margins.
Net Non-Cash MSR and Mortgage Banking Derivative Activity
Net non-cash mortgage servicing rights ("MSR") and mortgage banking derivative activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets & Hotels business line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges
Restructuring and acquisition charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation from operating income to adjusted operating income and Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles
Amortization of acquisition-related intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity in recent years. Such activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results. At the segment reporting level, this is the only reconciling difference between operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Impact of December 2017 Tax Cuts and Jobs Act Enactment
The enactment resulted in the recognition of a $141.3 million provisional estimate of the transition tax on deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. DTA. Such activity is excluded as the amount relates to accumulated foreign earnings, net of tax credits, realized over many years with cash obligations to be paid over eight years beginning in 2019. Therefore, this provisional expense is not considered indicative of core operating results for 2017.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue, (ii) Operating expenses to Fee-based operating expenses, and (iii) Operating income to Adjusted operating income:

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions)	2017	2016	2017	2016

Revenue	$2,535.5	$2,158.2	$7,932.4	$6,803.8
Gross contract costs	(352.0)	(288.0)	(1,220.6)	(1,023.5)
Net non-cash MSR and mortgage banking derivative activity	(4.6)	(21.2)	(15.7)	(23.5)
Fee revenue	2,178.9	1,849.0	$6,696.1	$5,756.8

Operating expenses	2,243.3	1,931.9	$7,395.5	$6,363.2
Gross contract costs	(352.0)	(288.0)	(1,220.6)	(1,023.5)
Fee-based operating expenses	$1,891.3	$1,643.9	$6,174.9	$5,339.7

Operating income	$292.2	$226.3	$536.9	$440.6
Adjustments:
Restructuring and acquisition charges[5]	17.4	32.6	30.7	68.5
Net non-cash MSR and mortgage banking derivative activity	(4.6)	(21.2)	(15.7)	(23.5)
Amortization of acquisition-related intangibles	7.8	8.1	31.1	24.1
Adjusted operating income	$312.8	$245.8	$583.0	$509.7

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items management does not consider directly indicative of the company's ongoing performance in the context of certain performance measurements. Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA and (ii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis):

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions)	2017	2016	2017	2016

Net income attributable to common shareholders	$78.2	$165.3	$253.8	$317.8
Add:
Interest expense, net of interest income	13.6	13.1	56.2	45.3
Provision for income taxes	210.5	52.7	267.8	108.0
Depreciation and amortization	44.9	43.3	167.2	141.8
EBITDA	$347.2	$274.4	$745.0	$612.9
Adjustments:
Restructuring and acquisition charges[5]	17.4	32.6	30.7	68.5
Net non-cash MSR and mortgage banking derivative activity	(4.6)	(21.2)	(15.7)	(23.5)
Adjusted EBITDA	$360.0	$285.8	$760.0	$657.9
Net income margin attributable to common shareholders	3.1%	7.7%	3.2%	4.7%
Adjusted EBITDA margin	16.5%	15.5%	11.1%	11.4%
Below is the reconciliation of Net income attributable to common shareholders to adjusted net income as well as the components of adjusted diluted earnings per share:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except share and per share data)	2017	2016	2017	2016

Net income attributable to common shareholders	$78.2	$165.3	$253.8	$317.8
Diluted shares (in thousands)	45,877	45,642	45,758	45,528
Diluted earnings per share	$1.71	$3.62	$5.55	$6.98

Net income attributable to common shareholders	$78.2	$165.3	$253.8	$317.8
Adjustments:
Restructuring and acquisition charges[5]	17.4	32.6	30.7	68.5
Net non-cash MSR and mortgage banking derivative activity	(4.6)	(21.2)	(15.7)	(23.5)
Amortization of acquisition-related intangibles	7.8	8.1	31.1	24.1
Impact of Tax Cuts and Jobs Act Enactment	141.3	—	141.3	—
Tax impact of adjusted items(a)	(14.5)	(4.6)	(22.1)	(16.9)
Adjusted net income attributable to common shareholders	$225.6	$180.2	$419.1	$370.0
Diluted shares (in thousands)	45,877	45,642	45,758	45,528
Adjusted diluted earnings per share	$4.92	$3.95	$9.16	$8.13
(a) In the second and third quarters of 2017, as well as throughout 2016, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first and fourth quarters of 2017 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations. The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2017	% Change	2017	% Change
Revenue:
At current period exchange rates	$2,535.5	17%	$7,932.4	17%
Impact of change in exchange rates	(81.5)	n/a	4.0	n/a
At comparative period exchange rates	$2,454.0	14%	$7,936.4	17%

Fee Revenue:
At current period exchange rates	$2,178.9	18%	$6,696.1	16%
Impact of change in exchange rates	(63.7)	n/a	3.8	n/a
At comparative period exchange rates	$2,115.2	14%	$6,699.9	16%

Operating Income:
At current period exchange rates	$292.2	29%	$536.9	22%
Impact of change in exchange rates	(11.8)	n/a	(19.5)	n/a
At comparative period exchange rates	$280.4	24%	$517.4	17%

Adjusted EBITDA:
At current period exchange rates	$360.0	26%	$760.0	16%
Impact of change in exchange rates	(11.7)	n/a	(17.1)	n/a
At comparative period exchange rates	$348.3	22%	$742.9	13%

2.
During the first quarter of 2017, the company revised its methodology for allocating overhead expenses and certain costs associated with the facilities management platform in EMEA to its reporting segments. Prior-year amounts have been reclassified to conform to the current presentation. These changes had no impact on consolidated results.

3.
The company considers Annuity Revenue to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

4.
Each geographic region offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

5.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition charges were $17.4 million and $32.6 million for the fourth quarter of 2017 and 2016, respectively. Charges in 2017 included (a) $11.0 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional, and/or global business operations, (b) $1.8 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, and (c) $4.6 million of net non-cash fair value adjustments that resulted in a net increase to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2016 included (a) $12.0 million of severance and other employment-related charges, (b) $5.6 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, and (c) $15.0 million of net non-cash fair value adjustments that resulted in a net increase to earn-out liabilities that arose from prior period acquisition activity.

6.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission in the near future.

7.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands and Luxembourg.

8.
As of December 31, 2017, LaSalle had $58.1 billion of real estate assets under management with approximately $9.2 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $32.9 billion invested in separate accounts, $15.2 billion invested in fund management vehicles and $10.0 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $17.8 billion in North America, $16.8 billion in the UK, $7.3 billion in Asia Pacific and $6.2 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag.

LaSalle raised $4.8 billion in capital, predominantly private equity, for the year ended December 31, 2017; dispositions and withdrawals for the same period were $5.4 billion.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316